Exhibit 99.1
AWH ANNOUNCES Q1 2024 FINANCIAL RESULTS
Achieved $142.4M Net Revenue in Q1 2024, a 25% Increase Year-Over-Year and 2% Increase Quarter-Over-Quarter
Reported $32.5 million in Adjusted EBITDA, a 39% Increase Year-Over-Year
Generated Positive Cash from Operations
NEW YORK, NY, May 7, 2024 — Ascend Wellness Holdings, Inc. (“AWH,” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ended March 31, 2024 (“Q1 2024”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q1 2024 Financial Highlights
•Gross revenue increased 23.4% year-over-year and 0.6% quarter-over-quarter to $174.2 million.
•Net revenue, which excludes intercompany sales of wholesale products, increased 24.7% year-over-year and 1.6% quarter-over-quarter to $142.4 million.
•Retail revenue increased 15.1% year-over-year and decreased 2.2% quarter-over-quarter to $95.2 million.
•Gross wholesale revenue increased 35.2% year-over-year and 4.2% quarter-over-quarter to $79.0 million. Wholesale revenue, net of intercompany sales, increased 50.2% year-over-year and 10.2% quarter-over-quarter to $47.2 million.
•Net loss of $18.2 million during the quarter compared to $18.5 million in Q1 2023.
•Adjusted EBITDA1 was $32.5 million, representing a 22.8% margin. Adjusted EBITDA increased 39% and margin improved 239 basis points year-over-year. Adjusted EBITDA improved 0.4% quarter-over-quarter and Adjusted EBITDA margin was largely flat sequentially.
•As of March 31, 2024, cash and cash equivalents were $72.9 million and net debt2 was $237.6 million.
•Generated $3.9 million of cash flows from operations, representing the fifth consecutive quarter of positive operating cash flow.
1    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

Business Highlights
•Opened two dispensaries in Q1 2024, in Cincinnati, Ohio and Monaca, Pennsylvania, bringing the total number of operating dispensaries across the network to 36.
•Secured operating agreements with two additional partner dispensaries, bringing total number of partner stores in the pipeline to four.
•Operationalized second cultivation and manufacturing facility in Massachusetts, bringing total number of facilities to seven with 255,000 sq. ft of active canopy. Further development at this facility is underway with plans to expand total cultivation across the portfolio to 260,000 sq. ft.
•Entered into two long-term supply agreements in Maryland, providing both AWH and third-party branded products to serve retail and wholesale customers in the state.
Management Commentary
“I want to extend my gratitude to all of our stakeholders for their dedicated efforts in delivering a solid first quarter. We've seen tremendous 25% year-over-year growth in revenue and a 39% increase in adjusted EBITDA, complemented by a 239-basis point expansion in our Adjusted EBITDA margin compared to the prior year. This quarter also marks our fifth consecutive period of gross wholesale growth. These achievements reflect the hard work of our team, and they underscore our commitment to sustained operational excellence and financial health," continued John Hartmann, Chief Executive Officer.
“We had a strong first quarter to start the year, highlighted by our generation of cash from operations for the fifth consecutive quarter. This consistent performance is a testament to our strong execution across multiple markets. Looking ahead to the rest of the year, we are optimistic about our financial outlook. We project revenue growth between approximately 12% and 15%, and an adjusted EBITDA increase of approximately 17% to 22% compared to 2023. Additionally, we are targeting cash from operations generation for the full year between $55 million and $65 million," said Mark Cassebaum, Chief Financial Officer.
Q1 2024 Financial Overview
Net revenue increased 24.7% year-over-year and 1.6% quarter-over-quarter. Sequential growth was driven by growth in the wholesale business partially offset by declines in the retail business.
Total retail revenue in the first quarter of 2024 was $95.2 million, representing a 15.1% increase compared to Q1 2023 driven by the opening of eight new stores and the acquisition of four dispensaries in Maryland. This represents a 2.2% decrease compared to the prior quarter driven by declines in the New Jersey and Illinois markets resulting from an increased presence of competition, and declines in several other markets resulting from a challenging compare to Q4 2023, which benefited from more holidays.
Gross wholesale revenue was $79.0 million, a 4.2% sequential increase, driven by growth in Illinois, New Jersey, Pennsylvania, and Ohio despite declines in Massachusetts and Michigan. Net wholesale revenue, excluding intercompany sales, increased 10.2% sequentially to $47.2 million, driven by increases in third-party wholesale sales in Illinois, New Jersey, and Pennsylvania.
Q1 2024 gross profit was $52.0 million, or 36.5% of revenue, compared to $47.5 million, or 33.9% of revenue, in the prior quarter. Q1 2024 Adjusted Gross Profit1 was $62.4 million, or 43.8% of revenue, compared to $60.1 million, or 42.9% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin increased 94 basis points sequentially, primarily driven by margin dollar contributions from New Jersey and Illinois cultivation, and Massachusetts retail.
Total Q1 2024 general and administrative (“G&A”) expenses were $49.5 million, compared to $47.0 million in the prior quarter. Total G&A expenses as a percentage of revenue improved from 33.5% of revenue in the prior quarter to 34.7% of revenue as the Company leveraged existing G&A infrastructure.
Net loss for the first quarter of 2024 was $18.2 million.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time or non-recurring in nature, was $32.5 million in Q1 2024. This represents a 39.3% increase year-over-year and a 0.4% increase quarter-over-quarter driven by the aforementioned gross profit improvements. Adjusted EBITDA Margin1 of 22.8% expanded 239 basis points compared to prior year and decreased 28 basis point compared to the prior quarter driven by the aforementioned gross profit improvements being partially offset by the absence of a one time G&A benefit that impacted Q4 2023.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on May 7, 2024 at 8:30 a.m. ET to discuss its financial results for the quarter ended March 31, 2024. The conference call may be accessed by dialing (888) 390-0605. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, Tunnel Vision, and Royale branded products. For more information, visit www.awholdings.com.

Additional information relating to the Company’s first quarter 2024 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements (together, “forward-looking statements”), which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions, and expected future developments and other factors management believes are appropriate.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR+ at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved, or disapproved the content of this news release.

Contacts
Investor & Media Contact
EVP, Investor Relations & Strategy
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102

Chief Executive Officer
John Hartmann
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Revenue, net	$142,410	$114,176
Cost of goods sold	(90,373)	(78,472)
Gross profit	52,037	35,704
Operating expenses
General and administrative expenses	49,462	35,449
Operating profit	2,575	255

Other income (expense)
Interest expense	(8,538)	(8,975)
Other, net	310	265
Total other expense	(8,228)	(8,710)
Loss before income taxes	(5,653)	(8,455)
Income tax expense	(12,510)	(10,017)
Net loss	$(18,163)	$(18,472)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.09)	$(0.10)
Weighted-average common shares outstanding — basic and diluted	208,954	188,487

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$3,900	$5,778
Cash flows from investing activities
Additions to capital assets	(7,181)	3,442
Investments in notes receivable	—	(731)
Collection of notes receivable	8,182	82
Proceeds from sale of assets	11	—
Acquisition of businesses, net of cash acquired	—	(8,000)
Purchases of intangible assets	(3,000)	(472)
Net cash used in investing activities	(1,988)	(5,679)
Cash flows from financing activities
Repayments of debt	(786)	(786)
Repayments under finance leases	(118)	(63)
Taxes withheld under equity-based compensation plans, net	(612)	(100)
Net cash used in financing activities	(1,516)	(949)
Net increase (decrease) in cash, cash equivalents, and restricted cash	396	(850)
Cash, cash equivalents, and restricted cash at beginning of period	72,508	74,146
Cash, cash equivalents, and restricted cash at end of period	$72,904	$73,296

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$72,904	$72,508
Inventory	106,819	95,294
Other current assets	52,319	61,058
Property and equipment, net	265,299	268,082
Operating lease right-of-use assets	132,905	130,556
Intangible assets, net	218,362	221,452
Goodwill	47,538	47,538
Other noncurrent assets	25,711	23,062
Total Assets	$921,857	$919,550

Total current liabilities	$103,435	$92,686
Long-term debt, net	288,698	297,565
Operating lease liabilities, noncurrent	262,699	261,087
Other noncurrent liabilities	131,195	125,340
Total stockholders’ equity	135,830	142,872
Total Liabilities and Stockholders’ Equity	$921,857	$919,550

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
($ in thousands)	2024	2023
Gross Profit	$52,037	$35,704
Depreciation and amortization included in cost of goods sold	7,662	6,327
Equity-based compensation included in cost of goods sold	2,211	50
Start-up costs included in cost of goods sold(1)	—	1,570
Non-cash inventory adjustments(2)	474	3,942
Adjusted Gross Profit	$62,384	$47,593
Adjusted Gross Margin	43.8%	41.7%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
($ in thousands)	2024	2023
Net loss	$(18,163)	$(18,472)
Income tax expense	12,510	10,017
Other, net	(310)	(265)
Interest expense	8,538	8,975
Depreciation and amortization	16,380	13,719
Non-cash inventory adjustments(1)	474	3,942
Equity-based compensation	8,680	3,005
Start-up costs(2)	494	2,036
Transaction-related and other non-recurring expenses(3)	3,883	793
Gain on sale of assets	(11)	(442)
Adjusted EBITDA	$32,475	$23,308
Adjusted EBITDA Margin	22.8%	20.4%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other non-recurring expenses. The three months ended March 31, 2024 and 2023 include a fair value adjustment related to an acquisition earn-out of $140 and $491, respectively. The three months ended March 31, 2024 also includes a reserve of $2,703 related to certain amounts associated with a previous transaction and $984 recognized as a discount on a noncurrent receivable.